EXHIBIT 10.14


                               SERVICES AGREEMENT



      This SERVICES AGREEMENT ("Agreement") is made as of the 1st day of October 1998 (the "Effective Date") by and between CASMYN CORP., a Colorado corporation (the "Company") and EAGLESCLIFF CORPORATION fka Dahya Management Inc., an Ontario corporation ("EC").

      WHEREAS, pursuant to that certain Services Agreement dated as of January I, 1998 (the "Old Agreement") the Company retained the services of EC.

      WHEREAS, the Company and EC wish to terminate the Old Agreement and enter into a new agreement effective as of the Effective Date on the terms and conditions set forth herein.

      In consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

            1. Engagement and Acceptance; Term. EC hereby agrees to make available to the Company the services of Amyn Dahya ("Dahya") for a term (the "Term") commencing on the Effective Date and continuing for one (I) year (the "Term"). Thereafter this Agreement shall continue for an indefinite period subject to the right of any party hereto to terminate this Agreement on not less than thirty (30) days notice.

            2.    Duties.

      During the Term subject to the reasonable availability of Dahya, Dahya shall perform such duties and responsibilities as shall be assigned to Dahya by the Board of Directors, it being understood that the services hereunder shall not require the full time of Dahya. There may be occasions when full time input of Dahya may be required, as well as times when the level of input requested of Dahya may be nominal. Dahya will report to the Board of Directors or the Acting Chief Executive Officer. Dahya also agrees to serve as a Director of the Company without additional compensation.

            3.    Compensation.

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                  A. Fees. The Company shall, during the continuance of this
Agreement, pay to EC, and EC agrees to accept, in consideration of making Dahya's services available to the Company, the sum of (i) US$100,000 per each twelve- month period during the Term (the "Base Fee"). The Base Fee shall be payable in monthly payments on the first day of each month commencing on the Effective Date.
                  B. Deductions. The Company shall not deduct from the Base Fee or any other amounts payable to EC by the Company any social security taxes, federal, state, provincial or municipal taxes or any other charges and deductions which are required to be made from wages of employees. EC shall indemnify and hold the Company harmless from and against damages or penalties incurred by the Company by reason of its not withholding such amounts from amounts payable to EC hereunder.

                  C. Payments under the Old Agreement. EC shall be entitled to all amounts due under the Old Agreement through and including September 30, 1998 which shall be paid on or before the Effective Date, it being understood that payment of such amounts shall be a condition precedent to the effectiveness of this Agreement.

            4. Reimbursement of Certain Expenses. The Company shall reimburse Dahya, upon production of detailed accounts and vouchers or other reasonable evidence of payment, all in accordance with the Company's regular procedures in effect from time to time and in form suitable to establish the validity of such expenses for tax purposes, all ordinary, reasonable and necessary travel, entertainment and other expenses as shall be incurred by Dahya in the performance of the services provided hereunder.

            5. Confidential Information. EC and Dahya recognize that Dahya will have contact with information of substantial value to the Company and its subsidiaries, which is not generally known in the trade and which gives the Company and its subsidiaries an advantage over its competitors who do not know or use it, including, but not limited to, techniques, sales and customer information, and business and financial information, relating to the business, products, programs, practices or techniques of the Company and its subsidiaries (hereinafter referred to as "Confidential Information"; provided that Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by EC or Dahya, or (ii) becomes available to EC or Dahya on a non-confidential basis from a person other than the Company and its subsidiaries, but only to the extent EC and Dahya has no reason to believe that such person is bound by a confidential agreement with the Company or its subsidiaries and is not otherwise believed by EC, and Dahya to be prohibited from transmitting the information to Dahya or EC). EC and Dahya will at all times regard and preserve as confidential such Confidential Information obtained by Dahya or EC from whatever source and without the prior written consent of the Company will not, either during the time Dahya is providing services hereunder or thereafter, publish or disclose any part of such Confidential Information in any manner, or use the same except on behalf of the Company and its subsidiaries. All records, papers, models, programs and other documents and those kept or made by EC or Dahya relating to the business or affairs of the Company and its subsidiaries and/or its clients or customers shall be and remain the property of the Company or its

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subsidiaries, and to the extent available shall be delivered by EC and Dahya to the Company as required by the Board of Directors and, in any event, upon the expiration or earlier termination of this Agreement.

            6.    Termination.

                  This Agreement may be terminated as provided in this
            Section 8 as
follows:

                  A. Death. In the event of Dahya's death, the Company shall pay to EC any accrued but unpaid Base Fees to the date of death. This Agreement shall be deemed to terminate upon the death of Dahya as though it had expired by its own terms.

                  B. Disability. The Company may terminate this Agreement upon written notice to EC by reason of Dahya's Disability. For the purpose of this Agreement, "Disability" shall be defined as inability by Dahya, due to illness (other than use of illegal narcotics which is covered above), accident, mental deficiency or similar incapacity, provided the services provided herein, for a period of 120 days in any twelve (12) month period. In the event that Company exercises its right to terminate this Agreement pursuant to this Section 7.B, the Company shall pay EC any accrued payments of Base Fees provided for hereunder through the date of termination. Any payment of Base Fees hereunder shall be proportionally reduced by any payments to EC or Dahya on account of any existing disability insurance policy maintained by the Company.

            7. Assignability. This Agreement and the rights and obligations of the parties hereunder may not be assigned by EC or the Company without the prior written consent of the other party except that either party may assign the rights and obligations hereunder to (i) any wholly owned subsidiary of such


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party; (ii) any successor of such party by merger or consolidation or; (iii) any entity which acquires all or substantially all of the assets of such party.

            8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada applicable to contracts executed in and to be performed solely within the State of Nevada.

            9. Ability to Fulfill Obligations. Neither the Company, EC nor Dahya is a party to or bound by any agreement which would be violated by the terms of this Agreement.


            10. Notice. Any notice required or permitted to be given hereunder shall be given in writing and any be given by telex, telegram, facsimile transmission or similar method if confirmed by mail as herein provided and addressed as follows:

            To the Company:

                  Casmyn Corp.
                  1500 West Georgia Street, 18th Floor
                  Vancouver, B.C. V6G 2Z6

            If to EC:

                  1370 Burnside Road
                  W. Vancouver, B.C. V7S 2P5

by mail if sent postage prepaid by registered mail, return receipt requested; or by hand delivery to any part at the address of the party first above set forth. If notice, direction or instruction is given by telex, telegram or facsimile transmission or similar method or by hand delivery, it shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the third business day following the day after which it was mailed. Any party may, from time to time, by like notice give notice of any change of address and in such event, the address of such party shall be deemed to be changed accordingly.

            11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings, including, without limitation, the Old Agreement and that certain Severance Agreement between Dahya and the Company, provided,


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however, that nothing herein shall affect the continued enforceability and the applicability of the Indemnification Agreement between the Company and Dahya. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among the parties. No custom or trade usage, nor course of conduct among the parties, shall be relied upon to vary the terms hereof. This Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by all of the parties to this agreement which states that it is intended to amend or waive a provision of this Agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waiver any rights or fail to act in any other instance, whether or not similar.

            12. Severability. Should any provision of this Agreement be unenforceable or prohibited by any applicable law, this Agreement shall be considered divisible as to such provision which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein.

            13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original.

            14. Headings. All headings in this Agreement are for convenience only and will not affect the meaning of any provision hereof.

            15. Survival of Certain Provisions. The provisions of Section 7, 9 and 11 shall, to the extent applicable, continue in full force and effect notwithstanding the expiration or earlier termination of this Agreement or of EC's services hereunder in accordance with the terms of this Agreement.

            16. Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of, and be binding upon, the Company and any corporation with which the Company merges or consolidates, and upon EC and Dahya and his executors, administrators, heirs and legal representatives.

         IN WITNESS WHEREOF, EC has executed this Agreement and the Company has caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

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                                    CASMYN CORP., a Colorado corporation

                                    By:   /s/ Mark S. Zucker
                                          --------------------------
                                          Name: Mark S. Zucker
                                          Title: CEO and Director

                                    By:   /s/ John Francis
                                        -----------------------------
                                          Name: John Francis
                                          Title: Director

                                    By:   /s/ Alexander Cappello
                                        -------------------------
                                          Name: Alexander Cappello
                                          Title: Director










                                    EAGLESCLIFF CORPORATION fka
                                    Dahya Management, Inc., an Ontario
                                    corporation

                                    By:   /s/ Amyn S. Dahya
                                        --------------------
                                    Name:  Amyn S. Dahya
                                    Title: Director

      The undersigned hereby agrees to (i) provide EC the services required of EC hereunder, and (ii) comply with the provisions in the foregoing Services Agreement which are applicable to me personally.


                                         /s/ Amyn S. Dahya
                                        --------------------
                                          Amyn S. Dahya




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